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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): March 5, 2001


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                         ALTERRA HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                         1-11999              39-1771281
(State or other jurisdiction of    (Commission file number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)


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                             10000 INNOVATION DRIVE
                           MILWAUKEE, WISCONSIN 53226
                    (Address of principal executive offices)

                                 (414) 918-5000
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

         On March 5, 2001, the Registrant closed on a $7.5 million bridge loan provided by certain of Registrant's principal stock and convertible debenture holders. The bridge loan has a six-month term and bears interest at an escalating interest rate, commencing at 10% per annum for the first three months, 11% per annum for the next three months and, if the maturity of the bridge loan is extended, escalating by one-half of one percent for each month thereafter. The bridge loan is secured by first mortgages on two residences in construction, three vacant residences held for disposition and several parcels of raw land. At the Registrant's option, the six-month term of the loan may be extended by an additional six months whereupon the bridge loan will become convertible into convertible subordinated debentures of the Registrant having rights and terms substantially similar to the Registrant's Series B 9-3/4% pay-in-kind convertible debentures, but having a conversion price equal to the greater of (i) $75 per share of Series B preferred stock (a common stock equivalent price of $0.75 per share) and (ii) if during the original six month term of the bridge loan the Registrant has sold any shares of common stock or Series B preferred stock (or any securities convertible into common stock or Series B preferred stock) in a transaction resulting in gross proceeds of in excess of $5 million, the equivalent price per share of such common stock or Series B preferred stock (or the conversion price thereof, whichever is applicable). Pursuant to the agreements with the bridge lenders, the bridge lenders will be entitled to participate in any transaction involving the issuance by Registrant of equity or equity-linked securities during the term of the bridge loan.

As an inducement to make the bridge loan, the Registrant issued the bridge lenders warrants to purchase an aggregate of 60,000 shares of a newly designated class of the Registrant's preferred stock, the Series B-1 Non-Voting Participating Preferred Stock (the "Series B-1 Preferred Stock"), having rights and terms substantially similar to the Registrant's Series B preferred stock. Like the Series B preferred stock, each share of the Series B-1 Preferred Stock underlying the warrants has rights, other than voting rights, substantially similar to 100 shares of common stock of the Registrant. The five-year warrants are exercisable at a price of $75 per share for 20,000 shares of the Series B-1 Preferred Stock, $100 per share for 20,000 shares of the Series B-1 Preferred Stock and $125 per share for 20,000 shares of the Series B-1 Preferred Stock. The Registrant also reported that, pursuant to the anti-dilution provisions operative in the $213.8 million of outstanding 9-3/4% convertible pay-in-kind debentures and preferred stock originally issued by Registrant in May and August 2000, upon the issuance of these warrants the conversion price for these debentures decreased from $4.00 to $3.36 per share of common stock for the Series A and Series C debentures and from $400 to $336 per share of Series B preferred stock for the Series B debentures. In the event the bridge loan becomes convertible or the Registrant issues equity or equity-linked securities at prices that are below the adjusted conversion prices for the 9-3/4% convertible debentures, such conversion prices will be reduced further pursuant to the anti-dilution provisions of these debentures.

         On March 6, 2001, the Registrant issued a press release announcing that it had closed the Bridge Loan and reporting on its continuing discussions with its principal lenders and lessors regarding the restructuring of its debt and lease obligations (the "Press Release"), a copy of which is filed as an exhibit hereto. The text of the Press Release is incorporated herein by this reference.


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ITEM 7.    EXHIBITS

            99.1 Loan Agreement dated as of March 5, 2001 between the Registrant and RDVEPCO, L.L.C., a Michigan limited liability company, Holiday Retirement 2000, LLC, a Washington limited liability company, The Toronto-Dominion Bank, a Canadian chartered bank, and HBK Master Fund, L.P., a Cayman Islands limited partnership (exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of the Regulation S-K; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these exhibits).

            99.2 Form of Warrant Certificate issued by the Registrant on March 5, 2001 to the entities listed in the schedule attached as
                  Exhibit 99.3 herein.

            99.3 Schedule of Warrant Certificates issued by the Registrant on March 5, 2001 for Series B-1 Non-Voting Participating Preferred Stock.

            99.4 Certificate of Designation for the Series B-1 Non-Voting Participating Preferred Stock of the Registrant.

            99.5  Press release dated March 6, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 8, 2001


                                     ALTERRA HEALTHCARE CORPORATION
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                                                    (Registrant)


                                     By: /s/ Mark W. Ohlendorf
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                                         Mark W. Ohlendorf, Chief Financial
                                         Officer, Senior Vice President,
                                         Treasurer and Secretary

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                                  EXHIBIT INDEX

99.1 Loan Agreement dated as of March 5, 2001 between the Registrant and RDVEPCO, L.L.C., a Michigan limited liability company, Holiday Retirement 2000, LLC, a Washington limited liability company, The Toronto-Dominion Bank, a Canadian chartered bank, and HBK Master Fund, L.P., a Cayman Islands limited partnership (exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of the Regulation S-K; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these exhibits).

99.2 Form of Warrant Certificate issued by the Registrant on March 5, 2001 to the entities listed in the schedule attached as Exhibit 99.3 herein.

99.3 Schedule of Warrant Certificates issued by the Registrant on March 5, 2001 for Series B-1 Non-Voting Participating Preferred Stock.

99.4 Certificate of Designation for the Series B-1 Non-Voting Participating Preferred Stock of the Registrant.

99.5  Press release dated March 6, 2001.